UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2011, the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company”), upon the recommendation of the Nominating & Corporate Governance Committee of the Board (the “Nominating & Corporate Governance Committee”) elected Peter M. Leddy, Ph.D., to serve as a director of the Company and also elected Dr. Leddy to serve on the Compensation Committee of the Board (the “Compensation Committee”). Dr. Leddy will replace Eileen M. More on the Compensation Committee. Ms. More was elected and has agreed to serve as a member of the Nominating & Corporate Governance Committee. Dr. Leddy’s election to the Board is effective July 28, 2011. Dr. Leddy will serve as a Class III director and his term as a member of the Board is set to expire at the Company’s annual meeting of stockholders in 2013. There is no arrangement or understanding between Dr. Leddy and any other person pursuant to which Dr. Leddy was selected as a director of the Company. Dr. Leddy does not have any direct or indirect material interest in any existing or proposed transaction to which the Company is or may become a party. Dr. Leddy fills a newly created vacancy on the Board and completes the size of the Board at eight members.

Dr. Leddy has extensive knowledge and experience in human resources management with over 15 years in senior management positions. From July 2005 to the present, Dr. Leddy has held the position of Senior Vice President of Global Human Resources, with Life Technologies Corp. Prior to Life Technologies Corp., Dr. Leddy held various positions with Dell Inc. from 2000 including Vice President, Americas Operations, Global HR Operations from 2004 to July 2005 and Vice President, Global HR Services, Leadership Development from 2003 to 2004. Prior to Dell Inc., Dr. Leddy held senior management roles at Promus Hotel Corporation from 1999 to 2000, and at PepsiCo, Inc. from 1989 to 1999. During his 10 years with PepsiCo, Inc., he served most recently as Director, Executive Development for two years, including being responsible for organization strategy and the development of more than 2,000 Frito-Lay, Pepsi Cola, PepsiCo and Tropicana executives. He also held several Director level positions throughout PepsiCo, including with Frito-Lay, Sara Lee and Pizza Hut. Dr. Leddy holds a BA in Psychology from Creighton University, an MS in Industrial/Organizational Psychology and a Ph.D. in Philosophy and Industrial Psychology from the Illinois Institute of Technology.

For his service on the Board and the Compensation Committee, Dr. Leddy will receive a cash retainer equal to $40,000 per year and $7,500 per year, respectively, pursuant to the Company’s standard compensation practices. Dr. Leddy will also be awarded, effective July 28, 2011, a grant of 14,000 shares of restricted stock units (“RSU”) for the Company’s common stock pursuant to the Company’s 2004 Equity Incentive Plan, as amended (the “2004 Plan”). The 2004 Plan also provides for an automatic annual RSU grant to be calculated on the date of each annual meeting of stockholders, subject to Dr. Leddy’s appointment and continued service as a member of the Board .

On July 28, 2011, the Company issued a press release announcing Dr. Leddy’s appointment to the Board. A copy of the press release is included with this Form 8-K as Exhibit 99.1.

Item  9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by NuVasive, Inc. on July 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: July 28, 2011	By:	/s/ ALEXIS V. LUKIANOV
Alexis V. Lukianov
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Press release issued by NuVasive, Inc. on July 28, 2011.